Exhibit 23.1

Andrew I. Telsey, P.C Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

August 14, 2015

Board of Directors

MEDICINE MAN TECHNOLOGIES, INC.

13791 E. Rice Place, Suite 107.

Aurora, CO 80015

RE:	MEDICINE MAN TECHNOLOGIES, INC.
Form S-1/A3 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the amended Registration Statement of the Registrant, and further consent to the reference to our name in such amended Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/Andrew I. Telsey, P.C.